1 STEVEN MADDEN, LTD. ACKNOWLEDGEMENT OF CLAWBACK POLICY November 3, 2022 [NAME] [EMAIL ADDRESS] Dear [NAME]: Steven Madden, Ltd. (“SHOO”) has recently updated its Corporate Governance Principles to add a section governing the recovery of erroneously awarded incentive-based compensation (the “Clawback Policy”). The Clawback Policy is intended to allow SHOO to recover incentive-based compensation from executive officers in the event there is a restatement of SHOO’s financial results or the executive officer engaged in fraud in the performance of his or her duties that resulted in material financial harm or significant reputational harm to SHOO. The Clawback Policy will not apply to any of your incentive-based compensation awarded prior to the adoption of the Clawback Policy on November 1, 2022 (the “Effective Date”). However, in your role as an executive officer and leader of SHOO, we believe it is important that you are aware of the Clawback Policy and that you agree to its application to incentive-based compensation awarded to you on or after the Effective Date. For that reason, we are asking that you review the text of the Clawback Policy, which is included as Exhibit A to this acknowledgement (this “Acknowledgement”), and that you indicate your acknowledgement and agreement that your incentive-based compensation awarded on or after the Effective Date will be subject to the Clawback Policy. In addition, because we cannot predict with certainty future regulatory requirements or governance developments in this area, we are asking that you agree that your incentive-based compensation awarded on or after the Effective Date will be subject to any compensation clawback, compensation recoupment or compensation recovery policy that SHOO may adopt, or that may become applicable to SHOO, in the future. If you have any questions about the Clawback Policy or this Acknowledgment, please do not hesitate to contact me. Otherwise, please sign and date this Acknowledgement where indicated below and return a copy to me by November 7, 2022.

2 We thank you for your contributions to SHOO to date and appreciate your attention to this important corporate governance topic. Very truly yours, STEVEN MADDEN, LTD. By: ___________________________ Title: __________________________ By signing below, I acknowledge and agree that (1) I have read and understood the Clawback Policy set forth in Exhibit A, (2) I agree that any incentive-based compensation that I am awarded or otherwise receive after the Effective Date will be subject to the Clawback Policy, (3) this Acknowledgment serves as an amendment to any employment agreement, equity award agreement or similar agreement to which I am a party with SHOO, (4) this Acknowledgment will continue to apply to any future employment agreement or similar agreement to which I become a party with SHOO, (5) incentive-based compensation awarded to me on or after the Effective Date will be subject to any compensation clawback, compensation recoupment or compensation recovery policy that SHOO may adopt, or that may otherwise become applicable to SHOO, in the future, and (6) the grant or payment of future incentive-based compensation to me serves as adequate consideration for my agreement to this Acknowledgement. ACKNOWLEDGED AND AGREED: Date: __________________ [NAME OF EXECUTIVE OFFICER]

3 Exhibit A CLAWBACK OF EXECUTIVE OFFICER COMPENSATION In the event the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under securities laws, the Company may, to the extent determined appropriate by the Board in its sole discretion and permitted by applicable law and the terms of any agreements or other arrangements, seek to recover all or any portion of erroneously awarded incentive-based compensation received by any executive officer during the three completed fiscal years (and any transition period, if applicable) immediately preceding the date on which the Company is required to prepare such restatement. For purposes of the preceding sentence, the amount of incentive-based compensation that is considered erroneously awarded will be the amount of incentive-based compensation received that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the accounting restatement, without regard to any taxes paid. In addition, in circumstances in which the Board believes it is appropriate, the Company may seek the reimbursement, forfeiture or cancellation of incentive- based compensation paid or awarded to any executive officer who has, as determined by the Board in its sole discretion, engaged in fraud in the performance of his or her duties that resulted in material financial harm or significant reputational harm to the Company.